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                                                                    EXHIBIT 10.9




                 CONDITIONAL ASSIGNMENT AND SECURITY AGREEMENT

         ErgoBilt, Inc. ("Secured Party" or "Lender") (a) has already loaned $1,736,219 ("First Loan") and (b) has agreed to make a $200,000 loan and a series of loans to Computer Translation Systems & Support, Inc. ("Debtor" or "CTSS") pursuant to Section 3.1.e. of the Purchase and Sale Agreement (Second Loan"). In consideration thereof, Debtor has agreed to grant this assignment and security agreement to Lender to secure the First and Second Loans, as well as any other loans Lender makes to Debtor.

I. OBLIGATIONS SECURED. The assignment and security agreement created by this document is being granted to secure each and all of the following:

         (a) FIRST LOAN. The Debtor's note in the original amount of $1,736,219 to the Secured Party payable as to principal and interest as provided in the note, and all indebtedness and liabilities of the Debtor to the Secured Party at any time arising under the terms of the note.


         (b) SECOND LOAN. The Debtors note in the original amount of $200,000 to the Secured Party payable as to principal and interest as provided in the note, and all indebtedness and liabilities of the Debtor to the Secured Party at any time arising under the terms of the note.

         (c) COSTS. All costs, expenses, attorney's fees, and court costs incurred by the Secured Party in the collection and enforcement of the First and Second Loans, as well as the disposition and or liquidation of the Collateral.


II.      CREATION OF ASSIGNMENT AND SECURITY INTEREST.

         (a) ASSIGNMENT. For value received, the Debtor assigns to the Secured Party, its successors and assigns all its right, title, and interest, in the 100,000 shares of ErgoBilt's common stock issued to CTSS pursuant to Section 3.1.a. of the Purchase and Sale Agreement. This assignment is made as security to repay Secured Party for the First and Second Loans, including loans made in the future to Debtor under Section 3.1.e. of the Purchase and Sale Agreement, as well as any other loans made to the Debtor at Lender's discretion. Contemporaneously with the execution of this agreement, Lender is delivering the stock certificate to the Secured Party.

         (b) SECURITY AGREEMENT. As additional security, the Debtor grants to the Secured Party a security interest in all of the Debtor's rights, title, and interest in (1) the contingency purchase payment under Section 3.1.b. of the Purchase and Sale Agreement, (2) the employee stock options granted to Jerold Lefler and Larry West (150,000 options each) that have not yet vested under the Employment agreements (those options which have vested shall be released from the security agreement), and (3) all of the assets (as defined below) of CTSS, Inc. This assignment is made as security to repay Secured Party for the First and Second Loans, including loans made in the future to Debtor
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             under Section 3.1.e. of the Purchase and Sale Agreement, as well as any other loans made to the Debtor at Lender's discretion. "Assets" shall mean all assets of any nature and kind (personal, real, and intangible), including, but not limited to all intellectual property, patents, trademarks, inventory, notes, debt instruments, causes of actions, insurance and insurance proceeds, and receivables.

         (c) TERMINATION OF INTEREST. The assignment in Section II. (a) and the Security Interest in Section II. (b) terminate upon the complete and full repayment of all loans to CTSS.

         (d) COLLATERAL. The assignment and security agreement created in Sections II (a) and (b) are hereafter refereed as "Collateral".

         (e) POWER OF ATTORNEY   Debtor by this Assignment constitutes and
             appoints ErgoBilt as its true and lawful attorney to the Collateral.

III.     WARRANTIES AND REPRESENTATIONS OF THE DEBTOR.

         (a) Debtor has full title to the Collateral free from any lien, security interest, encumbrances, or claim.

         (b) Except by the written consent of Secured Party, no other security agreement or assignment, has been, or will be, made by the Debtor of the Collateral.

         (c) Within Debtor's knowledge, no dispute, right of setoff, counterclaim, or defense exists with respect to any part of the Collateral.

         (d) The warranties and representations made herein survive the closing.


IV. EVENTS OF DEFAULT. The occurrence of any of the following events or conditions is an event of default under this agreement:

         (a) The Debtor's failure to pay when due any indebtedness secured by this Agreement, whether principal or interest.

         (b) The Debtor's business failure, insolvency, or the appointment of a receiver or institution of either voluntary or involuntary bankruptcy procedures concerning the Debtor.

         (c) A breach of the warranties and representations made the Debtor in this Agreement.


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V.       REMEDIES.

         (a) On or after the occurrence of any event of default, as specified in Section IV. of this Agreement, the Secured Party may declare all obligations secured immediately due and payable and may proceed to enforce the payment. The Secured Party may exercise any and all of the rights and remedies provided by the Texas Business and Commerce Code, as well as other rights and remedies at law or in equity possessed by the Secured Party.

         (b) All rights and remedies of the Secured Party under this Security Agreement are cumulative of each other and of every other right or remedy the Secured Party may otherwise have at law or equity or under any other contract or document for the enforcement of its security interest or the collection of the debt. The exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.


Agreed to this       day of             , 1997.
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Computer Translation Systems & Support, Inc.

By:
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    CEO and Chairman of the Board



---------------------------------
Jerold Lefler, Individually


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Larry West, Individually